UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 26, 2023

Aridis Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38630	47-2641188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

983 University Avenue, Bldg. B

Los Gatos, California 95032

(Address of principal executive offices, including ZIP code)

(408) 385-1742

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	ARDS	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 26, 2023, Aridis Pharmaceuticals, Inc. (the “Company”) entered into a Note Purchase and Loan Restructuring Agreement (the “Agreement”) with Streeterville Capital, LLC (the “Investor”). We had previously issued to the Investor in February 2021, a secured promissory note in the original principal amount of $5,250,000. Pursuant to the Agreement, the Investor agreed to invest an additional investment amount of up to $2,500,000, $1,000,000 of which will delivered to the Company at closing and the remaining $1,500,000 of which will be placed into escrow under a secured line of credit facility with the total original principal amount of the secured promissory note being up to $9,286,770.80 (the “Secured Note”). Closing occurred on April 26, 2023 (the “Issuance Date”). The Note carries an original issue discount of $606,564.45. The Note bears interest at the rate of 8% per annum and matures on April 26, 2024. Beginning on October 26, 2023, on the same day of each month for the following five (5) calendar months thereafter, the Company will be obligated to reduce the Outstanding Balance of the Secured Note by sixteen and two-thirds percent (16.6667%) of the Outstanding Balance of the Secured Note per month. The Company can prepay all or any portion of the Outstanding Amount at a rate of 110% of the portion of the Outstanding Balance.

Of the $1,500,000 placed into escrow, $750,000.00 of the escrowed amount will be released upon (a) satisfaction of all of the Draw Conditions as set forth in the Secured Note; (b) all of Investor’s security interests granted have been perfected to Investor’s reasonable satisfaction; and (c) the Company has filed a preliminary Form S-1 with the SEC (the “First Draw Conditions”) and the balance of the escrowed amount will be released upon (a) satisfaction of all of the Draw Conditions; (b) all of the First Draw Conditions shall have been satisfied; and (c) either (1) the Company has raised $750,000.00 in new funding through the sale of shares of its common stock through its Form S-1, or (2) ninety-one (91) days have passed since the Effective Date.

Pursuant to the Note Purchase Agreement, we are subject to certain covenants, including the obligations to: (i) timely file all reports required to be filed under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and not terminate its status as an issuer required to file reports under the Exchange Act; (ii) maintain listing of our common stock on a securities exchange; and (iii) avoid trading in our common stock from being suspended, halted, chilled, frozen or otherwise ceased.

In addition, pursuant to the Security Agreement dated April 26, 2023 between the Company and the Investor, the Note is secured by all of the Company’s assets.

The foregoing descriptions of the Agreement, the Security Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement, the Security Agreement and the Note, forms of which are attached as Exhibit 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

4.1	Form of Secured Promissory Note
10.1	Note Purchase Agreement dated as of April 26, 2023
10.2	Security Agreement dated as of April 26, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2023	ARIDIS PHARMACEUTICALS, INC.

/s/ Vu Truong
Vu Truong
Chief Executive Officer

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